Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	First Quarter
	2016	2015
NET SALES	$2,672.1	$2,630.0
COSTS AND EXPENSES
Cost of sales	1,694.5	1,656.4
Gross margin	977.6	973.6
% of Net Sales	36.6%	37.0%
Selling, general and administrative	627.8	623.0
% of Net Sales	23.5%	23.7%
Operating margin	349.8	350.6
% of Net sales	13.1%	13.3%
Other - net	46.2	63.7
Restructuring charges	8.0	24.9
Income from operations	295.6	262.0
Interest - net	41.5	40.7
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	254.1	221.3
Income taxes on continuing operations	65.5	55.3
NET EARNINGS FROM CONTINUING OPERATIONS	188.6	166.0
Less: net loss attributable to non-controlling interests	(0.8)	(0.8)
NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREOWNERS	189.4	166.8
NET LOSS FROM DISCONTINUED OPERATIONS	—	(4.5)
NET EARNINGS ATTRIBUTABLE TO COMMON SHAREOWNERS	$189.4	$162.3

BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.30	$1.10
Discontinued operations	—	(0.03)
Total basic earnings per share of common stock	$1.30	$1.07
DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.28	$1.07
Discontinued operations	—	(0.03)
Total diluted earnings per share of common stock	$1.28	$1.04
DIVIDENDS PER SHARE	$0.55	$0.52
AVERAGE SHARES OUTSTANDING (in thousands)
Basic	145,870	152,172
Diluted	147,619	156,537

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, Millions of Dollars)

	April 2, 2016	January 2, 2016
ASSETS
Cash and cash equivalents	$352.2	$465.4
Accounts and notes receivable, net	1,592.8	1,331.8
Inventories, net	1,685.0	1,526.4
Other current assets	386.8	338.5
Total current assets	4,016.8	3,662.1
Property, plant and equipment, net	1,462.9	1,450.2
Goodwill and other intangibles, net	9,700.9	9,625.8
Other assets	426.8	389.7
Total assets	$15,607.4	$15,127.8
LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$489.0	$7.6
Accounts payable	1,662.3	1,533.1
Accrued expenses	1,545.3	1,261.9
Total current liabilities	3,696.6	2,802.6
Long-term debt	3,817.2	3,792.1
Other long-term liabilities	2,378.4	2,673.9
Stanley Black & Decker, Inc. shareowners’ equity	5,668.6	5,811.6
Non-controlling interests’ equity	46.6	47.6
Total liabilities and shareowners' equity	$15,607.4	$15,127.8

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

		First Quarter
		2016	2015
	OPERATING ACTIVITIES
	Net earnings from continuing operations	$188.6	$166.0
	Net loss from discontinued operations	—	(4.5)
	Depreciation and amortization	100.1	102.5
	Changes in working capital[1]	(268.0)	(377.9)
	Other	(113.8)	(83.6)
	Net cash used in operating activities	(93.1)	(197.5)
	INVESTING AND FINANCING ACTIVITIES
	Capital and software expenditures	(64.9)	(45.9)
	Proceeds from issuances of common stock	8.5	43.0
	Net short-term borrowings	481.2	598.9
	Net investment hedge settlements	(2.4)	30.4
	Cash dividends on common stock	(79.6)	(82.7)
	Purchases of common stock for treasury	(361.4)	(348.0)
	Effect of exchange rate changes on cash	17.1	(45.6)
	Other	(18.6)	(13.7)
	Net cash (used in) provided by investing and financing activities	(20.1)	136.4
	Decrease in Cash and Cash Equivalents	(113.2)	(61.1)
	Cash and Cash Equivalents, Beginning of Period	465.4	496.6
	Cash and Cash Equivalents, End of Period	$352.2	$435.5

	Free Cash Flow Computation[2]
	Operating cash outflow	$(93.1)	$(197.5)
	Less: Capital and software expenditures	(64.9)	(45.9)
	Free cash outflow (before dividends)	$(158.0)	$(243.4)

1	Working capital is comprised of accounts receivable, inventory, accounts payable and deferred revenue.
2
Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items.

Exhibit 99.2

STANLEY BLACK & DECKER, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	First Quarter
	2016	2015
NET SALES
Tools & Storage	$1,706.9	$1,632.1
Security	504.2	509.6
Industrial	461.0	488.3
Total	$2,672.1	$2,630.0
SEGMENT PROFIT
Tools & Storage	$262.0	$256.8
Security	60.2	54.8
Industrial	76.0	74.7
Segment Profit	398.2	386.3
Corporate Overhead	(48.4)	(35.7)
Total	$349.8	$350.6
Segment Profit as a Percentage of Net Sales
Tools & Storage	15.3%	15.7%
Security	11.9%	10.8%
Industrial	16.5%	15.3%
Segment Profit	14.9%	14.7%
Corporate Overhead	(1.8)%	(1.4)%
Total	13.1%	13.3%

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